UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 6, 2010

Covance Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-12213	22-3265977
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

210 Carnegie Center, Princeton, New Jersey	08540
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code 609-452-4440

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On May 6, 2010, the Shareholders of Covance Inc. (“Covance”) approved the 2010 Employee Equity Participation Plan (“2010 Plan”) which had previously been approved by the Board of Directors to replace the 2007 Employee Equity Participation Plan (the “2007 Plan”). The 2010 Plan will be effective on May 6, 2010 and will expire on May 5, 2020. The following is a summary of the important features of the 2010 Plan. This summary is qualified in its entirety by the full text of the 2010 Plan set forth in Exhibit 10.1 hereto and incorporated by reference herein. The 2010 Plan authorizes the Compensation Committee, or such other committee as is appointed by the Board of Directors to administer the 2010 Plan, to grant awards to employees and consultants of Covance or entities in which Covance has a controlling or significant equity interest. The number of shares of Common Stock available for grant under the 2010 Plan shall be 4,300,000 plus shares remaining available for grant under the 2007 Plan as described below. Any shares granted as awards other than options or stock appreciation rights (“Full Value Awards”) shall be counted against this limit as one and seventy-four hundredths (1.74) shares for every one share granted. No further grants of options, shares or other awards shall be permitted under the 2007 Plan. All grants and awards under the 2007 Plan that remain outstanding shall be administered and paid in accordance with the provisions of the 2007 Plan out of shares issuable under the 2010 Plan.

Committee Administration.  The 2010 Plan shall be administered by the Compensation Committee. Each member of the Compensation Committee shall be a “non-employee director” within the meaning of Rule 16b-3(b)(3) promulgated under the Securities and Exchange Act of 1934, and an “outside director” within the meaning set forth in the regulations promulgated under Section 162(m) of the Internal Revenue Code of 1986, as amended.

Eligibility.  Key executive, managerial and technical employees (including officers and employees who are Directors) and other employees and consultants of the Company or any subsidiary are eligible to participate in the 2010 Plan. The selection of individuals who are eligible to participate in the 2010 Plan is within the discretion of the Compensation Committee. Stock options, stock appreciation rights, and other stock awards may also be granted to employees of other companies who become employees of Covance or a subsidiary as a result of a merger, consolidation or acquisition in substitution for stock options or other stock denominated awards held by such employees in such other companies.

Awards.  The 2010 Plan authorizes the Compensation Committee to grant any of the following awards to eligible employees:

•                  options to purchase Common Stock;

•                  stock appreciation rights (“SARs”); and

•                  other stock awards.

The Compensation Committee may determine to grant each of those awards singly or in combination. Shares of stock subject to awards are shares of Common Stock. Under the 2010

Plan, no individual may receive awards covering more than 25 percent of the 4,300,000 shares allocated to the 2010 Plan.

A stock option represents the right to purchase a specified number of shares at a stated exercise price for a specified time. The 2010 Plan permits the grant of options to purchase shares at not less than the fair market value of the shares of Common Stock on the date of grant. Stock options may be in the form of non-qualified stock options, as well as incentive stock options as described in Section 422 of the Internal Revenue Code. The exercise period for stock options granted will be determined by the Compensation Committee at the time of grant, but will not be longer than ten years from the date of grant, subject to a limited exception for non-qualified options that may not be exercised within three business days of expiration due to a Company imposed trading blackout. Upon exercise, the option exercise price may be paid in cash, by tendering shares of Common Stock owned by the optionee or any combination of such methods. The Committee is not permitted to change or amend the exercise price of any stock options or SARs. The 2010 Plan does not permit the grant of “reload” stock options, which are options that provide for the grant of additional stock options contingent upon the surrender of shares of Common Stock owned by the optionee in payment of the exercise price. The 2010 Plan also prohibits the repricing of options or SARs. SARs represent a right to receive a payment in cash, shares of Common Stock or a combination of both equal to the excess of the fair market value of a specified number of shares on the date the SAR is exercised over an amount which is not less than the fair market value of the shares on the date of grant. SARs are often granted by companies to non-U.S. participants to whom stock options cannot be issued due to foreign legal restrictions or adverse tax consequences. Stock awards such as incentive shares may also be granted pursuant to the 2010 Plan. Stock awards may be made in shares of Common Stock or denominated in units equivalent in value to shares or may otherwise be based on or related to shares of Common Stock.

All shares of Common Stock subject to the 2010 Plan and covered by outstanding awards will be adjusted, to the extent the Compensation Committee deems appropriate, for any future stock splits or consolidations or other corporate transactions. The provisions governing the disposition of specific awards granted under the 2010 Plan in the event of the retirement, disability, death or other termination of employment of the participant will be determined by the Compensation Committee at the time such awards are granted. The Compensation Committee may alter or amend the 2010 Plan or any agreements granted thereunder to the extent permitted by law except that the Committee may not increase the number of shares which may be issued under the 2010 Plan, modify the requirements for participation in the 2010 Plan or increase benefits that have already accrued to participants under the 2010 Plan, without shareholder approval. The Board of Directors may terminate the 2010 Plan.

All or part of any stock award may be subject to conditions and restrictions established by the Compensation Committee, which may include continuous service and/or achievement of performance goals. The performance criteria that may be used by the Compensation Committee in granting awards contingent on performance goals for officers to which Section 162(m) of the Internal Revenue Code is applicable consist of stock price, earnings level, return on equity, or other criteria meeting the requirements of Section 162(m).

Change of Control.  In the event of a change of control, awards which have not vested shall immediately vest. A change of control is deemed to occur if: (i) any person becomes the beneficial owner, directly or indirectly, of securities representing 30% or more of the combined voting power of Covance’s then outstanding securities; or (ii) as a result of a proxy contest or contests or other forms of contested shareholder votes, a majority of the individuals elected to serve on Covance’s Board of Directors are different than the individuals who served on Covance’s Board of Directors at any time within the two years prior to such proxy contest or contests or other forms of contested shareholder votes; or (iii) consummation of a merger, consolidation (where in each case Covance is not the survivor thereof), sale or disposition of all or substantially all of Covance’s assets, or a plan of partial or complete liquidation; or (iv) when an offerer (other than Covance) purchases shares of Covance’s Common Stock pursuant to a tender or exchange offer for securities representing 30% or more of the combined voting power of the Company’s outstanding securities.

Shares Available.  4,300,000 shares of Common Stock may be issued as awards under the 2010 Plan. Any shares granted as options or SARs shall be counted against this limit as one (1) share for every one (1) share granted. Any shares granted as awards other than options or SARs shall be counted against this limit as one and seventy-four hundredths (1.74) shares for every one (1) share granted. In addition, the following shares may be issued under the 2010 Plan: (i) shares that were available for issuance under the 2007 Plan but were not issued or subject to options granted under the 2007 Plan, (ii) shares that are forfeited under the 2007 Plan and shares that are not issued under the 2007 Plan because of the cancellation, termination or expiration of awards, and/or other similar events, and (iii) shares that are issued under the 2010 Plan which are subsequently forfeited in accordance with the terms of the award or an award agreement or shares that are not issued because of the cancellation, termination or expiration of awards and/or similar events under the 2010 Plan. The shares awarded under the 2010 Plan may be either authorized but unissued shares of Common Stock or treasury shares.

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

The Annual Meeting of Stockholders of Covance was held on May 6, 2010, pursuant to notice.

Three Class I members of the Board of Directors were reelected with the following votes cast:

Nominee	For	Withheld
Joseph L. Herring	51,259,601	1,798,118
John McCartney	52,229,235	828,484
Bradley T. Sheares	52,371,311	686,408

The shareholders approved the 2010 Employee Equity Participation Plan with the following votes cast:

For	Against	Abstained	Broker-NonVotes
33,591,909	19,367,780	97,665	4,067,642

The shareholders ratified the appointment of Ernst & Young LLP as the Company’s independent auditors with the following votes cast:

For	Against	Abstained	Broker-NonVotes
55,148,635	1,900,570	75,791	0

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1         2010 Employee Equity Participation Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COVANCE INC.

Date: May 11, 2010	/s/ William E. Klitgaard
	Name:	William E. Klitgaard
	Title:	Corporate Senior Vice President
and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	2010 Employee Equity Participation Plan